U. S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     November 21, 2008

PNG VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29735	88-0350286
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5310 Harvest Hill Road, Suite 229
Dallas, Texas 75320
(Address of principal executive offices)

214-666-6250
(Registrant’s Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On Friday, November 21, 2008, the Board of Directors of PNG Ventures, Inc. (the “Company”) elected  John F. Levy, Corey Davis and Kevin P. Collins, as directors of the Company to fill vacancies on the Board. There are no understandings or arrangements between these directors and any other person pursuant to which they were selected as directors.  None of these individuals has any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

John F. Levy

Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory, a consulting firm which advises companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies.  Since August 2008, Mr. Levy has served as the Interim Chief Financial Officer of Photovoltaic Power Corporation, a development stage company formed to manufacture and market copper indium selenide (CIS) thin film solar modules.  Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007.  From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ company and provider of spoken word audio content. While at MediaBay, he also served for a period as its Vice Chairman.  Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games, Lead Director and Audit Committee Chairman of Gilman Ciocia, Inc, a financial planning and tax preparation firm, and is a director and Chair of a Special Committee of Atlas Mining Company, an exploration stage natural resource and mining company. Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University in Philadelphia.

Corey Davis

Since November 2007, Mr. Davis has been the President of Barrington Capital Advisors LLC, an independent advisory firm he founded. From April 2004 until November 2007, Mr. Davis was an investment banker at Banc of America Securities in the Financial Institutions Group. There he advised clients within the insurance and reinsurance industry. From August 2000 to March 2004, Mr. Davis was a Vice President at Credit Suisse by way of its acquisition of Donaldson, Lufkin & Jenrette ("DLJ"). Mr. Davis joined DLJ in July 1998 and was an investment banking Associate in the Financial Institutions Group at the time of the acquisition by Credit Suisse. From July 1994 to June 1996, Mr. Davis was an investment banking analyst at J.P. Morgan Securities covering depository institutions. Mr. Davis earned his B.S. Degree in Finance from Georgetown University in 1994, and his M.B.A. from Harvard Business School in 1998.

Kevin P. Collins

Since 1997, Mr. Collins has been Managing Member of The Old Hill Company LLC, Westport, Connecticut. The Old Hill Company provides corporate finance and management consulting services primarily to companies which have undergone financial reorganization. Prior to that, Mr. Collins worked with several large financial institutions in lending, investing and advisory capacities; these institutions include New York Life Insurance Company, Chemical Bank, Lloyds Bank International, and Samuel Montagu Inc. and DG Investment Bank. Mr. Collins holds B.S. and MBA degrees from the University of Minnesota and is a Chartered Financial Analyst.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.
None.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures Inc.

Dated: November 26, 2008	By:	/s/ Kevin Markey
Kevin Markey Chief Executive Officer